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                                                                    Exhibit (5)D



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 28, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of New York, which is contained in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 File No. 333-100664) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account B.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 16, 2002